Exhibit 21.1
Subsidiaries of the Registrant

Subsidiaries		State/Country

•	Computer & Communications Information Group, Inc. (dba Datapro Information Services)	New Jersey, USA
•	Computer Consultancy Group (Management) Limited	United Kingdom
•	Computer Financial Consultants, Inc.	Delaware, USA
•	Computer Financial Consultants, Limited	United Kingdom
•	Computer Financial Consultants (Management) Limited	United Kingdom
•	Dataquest Australia Pty. Ltd.	Australia
•	Dataquest, Inc.	California, USA
•	Decision Drivers, Inc.	Delaware, USA
•	G.G. Canada, Inc.	Delaware , USA
•	G.G. Credit, Inc.	Delaware, USA
•	G.G. Properties, Ltd.	Bermuda
•	G.G. West Corporation	Delaware, USA
•	Gartner Advisory (Singapore) PTE LTD.	Singapore
•	Gartner Australasia Pty Limited	Australia
•	Gartner Group Austria GmbH	Austria
•	Gartner Belgium BVBA	Belgium
•	Gartner (Cambridge) Holdings, Inc.	Delaware, USA
•	Gartner Canada Co.	Nova Scotia, Canada
•	Gartner Denmark ApS	Denmark
•	Gartner Deutschland, GmbH	Germany
•	Gartner do Brasil S/C Ltda.	Brazil
•	Gartner Enterprises, Ltd.	Delaware, USA
•	Gartner Espana, S.L.	Spain
•	Gartner Europe Holdings, B.V.	The Netherlands
•	Gartner Financial Services Company	Ireland
•	Gartner France S.A.R.L.	France
•	Gartner FSC, Inc.	Barbados
•	Gartner Fund I, Inc.	Delaware, USA
•	Gartner Fund II, Inc.	Delaware, USA
•	Gartner Group Argentina, S.A.	Argentina
•	Gartner Group Taiwan Ltd.	Taiwan
•	Gartner (Thailand) Ltd.	Thailand
•	Gartner Global Holdings, LLC	Delaware, USA
•	Gartner Holdings Ireland Ltd.	Ireland
•	Gartner Hong Kong, Limited	Hong Kong
•	Gartner India Research & Advisory Services Private Limited	India
•	Gartner Investments I, LLC	Delaware, USA
•	Gartner Investments II, LLC	Delaware, USA
•	Gartner Ireland Limited	Ireland
•	Gartner Italia, S.r.l.	Italy
•	Gartner Japan Ltd.	Japan
•	Gartner (Korea), Inc.	Delaware, USA
•	Gartner Mexico S. D. DE R. .L. de C.V.	Mexico
•	Gartner Nederland B.V.	The Netherlands
•	Gartner Norge A.S.	Norway
•	Gartner Sverige AB	Sweden
•	Gartner Switzerland GmbH	Switzerland
•	Gartner UK Limited	United Kingdom
•	Griggs-Anderson, Inc.	Delaware, USA
•	People3, Inc.	Delaware, USA

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Subsidiaries		State/Country
•	SI Venture Associates, L.L.C.	Delaware, USA
•	The IT Management Programme Limited	United Kingdom
•	The Research Board, Inc.	Delaware, USA
•	The Warner Group	California, USA
•	Vision Events International, Inc.	Delaware, USA
•	Wentworth Research Limited	United Kingdom
•	Gartner FSL Inc.	Barbados
•	Gartner Group Argentina, SA	Argentina
•	Garter Group Taiwan	China
•	1422722 Ontario Inc.	Canada
•	ATEM Netherlands ApS	Netherlands
•	META Group AG	Germany
•	META Group Australia Holdings PTY Limited	Australia
•	META Group Belgium	Belgium
•	META Group CESE GmbH	Germany
•	META Group Denmark A/S	Denmark
•	META Group Deutschland GmbH	Germany
•	META Group Finland OY	Finland
•	META Group IT Corp	Philippines
•	META Group Netherlands BV	Netherlands
•	META Group Northern Europe ApS	Denmark
•	META Group Norway A/S	Norway
•	META Group Osterreich G.m.b.H.	Austria
•	META Group Schweiz AG	Switzerland
•	META Group Singapore PTE Limited	Singapore
•	META Group UK Holdings Ltd.	United Kingdom
•	META Group UK Ltd.	United Kingdom
•	MG Bermuda	Bermuda
•	The Sentry Group, Inc.	Massachusetts, USA

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